Exhibit 99.1
Rent-A-Center, Inc. Reports January Key Operating Metrics

Plano, Texas, March 1, 2017 -- Rent-A-Center, Inc. (the "Company") (NASDAQ/NGS: RCII) today announced the following key operating metrics for its Core U.S. and Acceptance NOW businesses for January 2017:

The Company will provide the metrics outlined below between the 15th and 20th day of the month for our two main operating segments going forward.

Core U.S.

•	Same Store Sales: (11.5%)

•	Delinquencies: 9.3% and 30 basis points favorable versus prior month

•	Monthly Rate: 4.7% unfavorable versus prior year

•	Co-worker Turnover: 76.1% and 4.5 percentage points favorable versus prior year

Acceptance NOW

•	Same Store Sales: +2.5%

•	Delinquencies: 9.0% and 60 basis points unfavorable versus prior month

“We are encouraged by the early progress on delinquencies and turnover in the Core business in January. As expected, it will take more time to implement improvements that will positively impact same store sales, monthly rate, and Acceptance NOW delinquencies as we execute on our strategic objectives to deliver improved results for all of our stakeholders," stated Mark E. Speese, Interim Chief Executive Officer of Rent-A-Center.

In the Core U.S. business, January same store sales improved sequentially despite remaining under pressure given the lower portfolio value coming out of the fourth quarter 2016. January delinquencies also improved sequentially due to refinements made to our account management process and operational execution. While the January monthly rate remains lower than the prior year, we are confident that our revised value proposition and higher-end product mix will positively impact this number over the course of 2017. Finally, the improvement in store co-worker turnover is primarily the result of adding back full time co-workers.

In Acceptance NOW, January same store sales continued the positive trend from the fourth quarter 2016, driven by stronger rental and fees. Delinquencies continue to be higher than expected and the Company is implementing decision engine and account management enhancements aimed at improving this trend.

Metric Definitions
Core U.S.

•	Same Store Sales - year over year revenue performance on comparable stores

•	Delinquencies - percent of customer agreements greater than 7 days past due

•	Monthly rate - average monthly rental rate for agreements originated in the period

•	Co-worker Turnover - annualized year to date store co-worker turnover
AcceptanceNOW

•	Same Store Sales - year over year revenue performance on comparable stores

•	Delinquencies - percent of customer agreements, in staffed locations, greater than 32 days past due

Same Store Sales Methodology Change

The Company also announced that it is modifying the methodology it uses to calculate same store sales, beginning in 2017. The 2017 metrics set forth reflect the new methodology and will be presented using this methodology going forward. The Company believes these modifications better align its same store sales calculation with the methods used by other rent-to-own companies. Below is a comparison of the current and revised methodologies.

Current Methodology - The Company will exclude from the same store sales base any store that receives a certain level of customer accounts from another store (acquisition or merger). The receiving store will be eligible for inclusion in the same store sales base in the sixth full quarter following the account transfer.

Revised Methodology - The Company will exclude from the same store sales base any store that receives a certain level of customer accounts from another store (acquisition or merger). The receiving store will be eligible for inclusion in the same store sales base in the twenty-fourth full month following the account transfer.

This change in methodology resulted in a favorable impact of approximately 50 basis points to both the Core U.S. and Acceptance NOW segments in the January 2017 same store sales.

About Rent-A-Center, Inc.
A rent-to-own industry leader, Plano, Texas-based, Rent-A-Center, Inc., is focused on improving the quality of life for its customers by providing them the opportunity to obtain ownership of high-quality, durable products such as consumer electronics, appliances, computers, furniture and accessories, under flexible rental purchase agreements with no long-term obligation. The Company owns and operates approximately 2,600 stores in the United States, Mexico, Canada and Puerto Rico, and approximately 1,900 Acceptance Now kiosk locations in the United States and Puerto Rico. Rent-A-Center Franchising International, Inc., a wholly owned subsidiary of the Company, is a national franchiser of approximately 230 rent-to-own stores operating under the trade names of "Rent-A-Center", "ColorTyme", and "RimTyme". For additional information about the Company, please visit our website at www.rentacenter.com.

Forward-Looking Statements
This press release and the guidance above contain forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "should," "anticipate," or "believe," or the negative thereof or variations thereon or similar terminology. The Company believes that the expectations reflected in such forward-looking statements are accurate. However, there can be no assurance that such expectations will occur. The Company's actual future performance could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: the general strength of the economy and other economic conditions affecting consumer preferences and spending; factors affecting the disposable income available to the Company's current and potential customers; changes in the unemployment rate; difficulties encountered in improving the financial and operational performance of the Company's business segments; our chief executive officer and chief financial officer transitions, including our ability to effectively operate and execute our strategies during the interim period and difficulties or delays in identifying and attracting a permanent chief executive officer and chief financial officer, each with the required level of experience and expertise; failure to manage the Company's store labor and other store expenses; the Company’s ability to develop and successfully execute strategic initiatives; disruptions caused by the implementation and operation of the Company's new store information management system, including capacity-related outages; the Company’s ability to successfully market smartphones and related services to its customers; the Company's ability to develop and successfully implement virtual or e-commerce capabilities; disruptions in the Company's supply chain; limitations of, or disruptions in, the Company's distribution network; rapid inflation or deflation in the prices of the Company's products; the Company's ability to execute and the effectiveness of a store consolidation, including the Company's ability to retain the revenue from customer accounts merged into another store location as a result of a store consolidation; the Company's available cash flow; the Company's ability to identify and successfully market products and services that appeal to its customer demographic; consumer preferences and perceptions of the Company's brand; uncertainties regarding the ability to open new locations; the Company's ability to acquire additional stores or customer accounts on favorable terms; the Company's ability to control costs and increase profitability; the Company's ability to retain the revenue associated with acquired customer accounts and enhance the performance of acquired stores; the Company's ability to enter into new and collect on its rental or lease purchase agreements; the passage of legislation adversely affecting the rent-to-own industry; the Company's compliance with applicable statutes or regulations governing its transactions; changes in interest rates; adverse changes in the economic conditions of the industries, countries or markets that the Company serves; information technology and data security costs; the impact of any breaches in data security or other disturbances to the Company's information technology and other networks and the Company's ability to protect the integrity and security of individually identifiable data of its customers and employees; changes in the Company's stock price, the number of shares of common stock that it may or may not repurchase, and future dividends, if any; changes in estimates relating to self-insurance liabilities and income tax and litigation reserves; changes in the Company's effective tax rate; fluctuations in foreign currency exchange rates; the Company's ability to maintain an effective system of internal controls; the resolution of the Company's litigation; and the other risks detailed from time to time in the Company's SEC reports, including but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2016. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact for Rent-A-Center, Inc.:
Maureen Short
Interim Chief Financial Officer
(972) 801-1899
maureen.short@rentacenter.com